EXHIBIT 10.4

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of November 20, 2014 (the “Effective Date”), by and between Zafgen, Inc., a Delaware corporation (“Zafgen”), and Chong Kun Dang Pharmaceutical Corporation, a corporation organized under the laws of the Republic of Korea (“CKD”). Zafgen and CKD are referred to herein as the “Parties,” or each, a “Party.” Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the License Agreement (as defined below).

WHEREAS, the Parties are party to that certain Exclusive License Agreement, dated as of July 6, 2009, as amended to date (the “License Agreement”);

WHEREAS, in accordance with Section 5.3 of the Agreement, the $6,500,000 Milestone Payments associated with the second and third Milestone Events (the “Aggregate Milestone Payments”), shall be paid to CKD by Zafgen on or prior to November 29, 2014;

WHEREAS, by letter dated October 30, 2014, CKD has indicated that it is willing to accept from Zafgen fifty percent (50%) of the Aggregate Milestone Payments in cash and fifty percent (50%) of the Aggregate Milestone Payments in the form of the Zafgen’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Parties desires to enter into this Agreement to set forth their understanding with respect to the issuance of shares of Common Stock to CKD as payment for fifty percent (50%) of the Aggregate Milestone Payments.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Subscription; Delivery. Subject to the terms and conditions of this Agreement, Zafgen shall issue and deliver to CKD, as of the Effective Date, free and clear of all liens, other than any liens arising as a result of any action by CKD, 171,750 shares of Common Stock (the “Shares”), representing (i) $3,250,000 (fifty percent (50%) of the Aggregate Milestone Payments) divided by (ii) the Average Price Per Share (as defined below), in full consideration of fifty percent (50%) of the Aggregate Milestone Payments. The “Average Price Per Share” means the average of the closing price of the Common Stock on The NASDAQ Global Market as published in The Wall Street Journal for twenty-five (25) trading days immediately prior to three (3) trading days prior to the Effective Date of this Agreement, which equals $18.9228 per Share. Zafgen shall deliver to CKD a stock certificate, registered in the name of CKD, representing the Shares, and Zafgen shall instruct its transfer agent to register such issuance at the time of such issuance.

2. Representations and Warranties of Zafgen. Zafgen hereby represents and warrants to CKD that:

2.1 Authorization.

(a) All requisite corporate action on the part of Zafgen, its directors and stockholders required by applicable law for the authorization, execution and delivery by Zafgen of this Agreement and the performance of all obligations of Zafgen hereunder, including the authorization, issuance and delivery of the Shares, has been taken.

(b) This Agreement has been duly executed and delivered by Zafgen, and upon the due execution and delivery of this Agreement by Zafgen, this Agreement will constitute a valid and legally binding obligation of Zafgen, enforceable against Zafgen in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, or other laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

2.2 No Conflicts. The execution, delivery and performance of this Agreement and compliance with the provisions herein by Zafgen do not and shall not: (a) violate any provision of applicable law or any ruling, writ, injunction, order, permit, judgment or decree of any governmental authority applicable to Zafgen, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which Zafgen or any of its assets are bound or (c) violate or conflict with any of the provisions of Zafgen’, except in the case of subsections (a) and (b) as would not have a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of Zafgen.

2.3 No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of, or filing with, or notice to, any governmental authority or other third party is required to be obtained or made by Zafgen in connection with the issuance by Zafgen of the Shares, except as has already been obtained and such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable laws.

2.4 Valid Issuance of Shares. When issued and delivered in accordance with the terms hereof, the Shares shall be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as arising as a result of any action by CKD or under federal or state securities laws.

2.5 The NASDAQ Stock Market. As of the Effective Date, the Common Stock is listed on The NASDAQ Global Market, and Zafgen has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended or delisting the Common Stock from The NASDAQ Global Market. As of the Effective Date, Zafgen has not received any notification that, and has no knowledge that, the SEC or The NASDAQ Stock Market LLC is contemplating terminating such listing or registration.

2.6 Offering. Subject to the accuracy of CKD’s representations set forth in Section 3, the offer and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and from all applicable state registration or qualification requirements.

2.7 No Integration. Zafgen has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares issued pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

3. Representations and Warranties of CKD. CKD hereby represents and warrants to Zafgen that:

3.1 Organization; Good Standing. CKD is validly existing company organized under the laws of Korea and in good standing under the laws of Korea. CKD has all requisite power and authority to enter into this Agreement, to subscribe for the Shares and to perform its obligations hereunder.

3.2 Authorization. All requisite action on the part of CKD and its directors and stockholders, required by applicable law for the authorization, execution and delivery by CKD of this Agreement and the performance of all of its obligations hereunder, including the subscription for the Shares, has been taken. This Agreement has been duly executed and delivered by CKD and upon the due execution and delivery thereof by Zafgen, will constitute a valid and legally binding obligation of CKD, enforceable against CKD in accordance with its terms (except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, or other laws of general application relating to or affecting enforcement of creditors’ rights and (b) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

3.3 No Conflicts. The execution, delivery and performance of this Agreement and compliance with the provisions thereof by CKD do not and shall not: (a) violate any provision of applicable law or any ruling, writ, injunction, order, permit, judgment or decree of any governmental authority applicable to CKD, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which CKD or any of its assets, are bound, or (c) violate or conflict with any of the provisions of CKD’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents), except, in the case of subsections (a) and (b) as would not have a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of CKD.

3.4 No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by CKD in connection with the authorization, execution and delivery of this Agreement or with the subscription for the Shares, except as has already been obtained.

3.5 Purchase Entirely for Own Account. The Shares shall be acquired for investment for CKD’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof unless in accordance with Rule 144 of the Securities Act and in accordance with this Agreement, and CKD has no present intention of selling, granting any participation or otherwise distributing the Shares other than in accordance with Rule 144 of the Securities Act and in accordance with this Agreement. CKD does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to a person any of the Shares.

3.6 Disclosure of Information. CKD has received all the information from Zafgen and its management that CKD considers necessary or appropriate for deciding whether to subscribe for the Shares hereunder. CKD further represents that it has had an opportunity to ask questions and receive answers from Zafgen regarding the company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate the transaction contemplated hereunder.

3.7 Investment Experience and Accredited Investor Status. CKD is an “accredited investor” (as defined in Regulation D under the Securities Act). CKD has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the receipt of the Shares to be subscribed for hereunder.

3.8 Acquiring Person. As of the date of this Agreement, neither CKD nor any of its affiliates beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a person has the right to acquire such beneficial ownership), any securities of Zafgen.

3.9 Restricted Securities. CKD understands that the Shares, when issued, shall be “restricted securities” under the federal securities laws inasmuch as they are being acquired from Zafgen in a transaction not involving a public offering and that under such laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. CKD represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.

3.10 Legends. CKD understands that the certificates representing the Shares shall bear the following legends:

(a) “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to Zafgen) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”; and

(b) any legend required by applicable state securities laws.

3.11 Foreign Investor. CKD hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the subscription of the Shares, (ii) any foreign exchange restrictions applicable to such subscription, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the subscription, holding, redemption, sale, or transfer of the Shares. CKD’s subscription for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of CKD’s jurisdiction.

4. Miscellaneous.

4.1 Resale Restrictions. CKD hereby agrees that it shall use Leerink Partners LLC (“Leerink”) as its broker when CKD decides to sell the Shares. CKD will be responsible for paying Leerink’s commissions in connection with serving as CKD’s broker.

4.2 Tax Withholding. Zafgen shall withhold $975,000 from its cash payment of $3,250,000 to CKD, representing fifty percent (50%) of the Aggregate Milestone Payments, for all taxes (15%) that Zafgen is required to withhold from the Aggregate Milestone Payments of $6,500,000.

4.3 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. The Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Massachusetts solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement.

4.4 Waiver. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

4.5 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant Party set forth on the signature pages hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable international courier service or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, two (2) business days after it is sent via a reputable international courier service or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is made during regular business hours of the recipient on a business day; or otherwise, on the next business day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.

4.6 Entire Agreement. This Agreement and the License Agreement, contain the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

4.7 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of CKD and Zafgen.

4.8 Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

4.9 Severability. If, under applicable laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

4.10 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either CKD or Zafgen without (a) the prior written consent of Zafgen in the case of any assignment by CKD or (b) the prior written consent of CKD in the case of an assignment by Zafgen.

4.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

4.13 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party hereto. No third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

4.14 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.

4.15 Survival of Warranties. The representations and warranties of Zafgen and CKD contained in this Agreement shall survive for twelve (12) months. The parties hereby acknowledge and agree that the rights of the Parties hereunder are special, unique and of extraordinary character, and that if any Party refuses or otherwise fails to act, or to cause its affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to Zafgen or CKD as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any Party refuses or otherwise fails to act, or to cause its affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged Party at law or in equity, such damaged Party will be entitled to seek specific performance and injunctive relief, which remedy such damaged Party will be entitled to seek in any court of competent jurisdiction.

4.16 Remedies. The rights, powers and remedies of the Parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a Party hereunder shall preclude any other or further assertion or exercise thereof.

4.17 Expenses. Each Party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ZAFGEN, INC.

By:	/s/ Patricia L. Allen
	Name:	Patricia L. Allen
	Title:	CFO

Address:	175 Portland Street, 4th Floor
Boston, MA 02114

CHONG KUN DANG PHARMACEUTICAL CORPORATION

By:	/s/ Jung Woo Kim
	Name:	Jung Woo Kim
	Title:	Vice Chairman

Address:	8, Chungjeong-ro, Seodaemun-gu,
Seoul 120-756, Korea